SUPPLEMENTAL OPERATING & FINANCIAL DATA Q4 2020 An S&P 500 company S&P 500 Dividend Aristocrats ® index member Exhibit 99.2

Q4 2020 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 COVID-19 Impact Summary of COVID-19 Impact 4 Rent Collections by Industry 6 Financial Summary Consolidated Statements of Income 8 Funds From Operations (FFO) 9 Adjusted Funds From Operations (AFFO) 10 Consolidated Balance Sheets 11 Debt Summary 12 Debt Maturities 13 Capitalization & Financial Ratios 14 Adjusted EBITDAre & Coverage Ratios 15 Debt Covenants 16 Transaction Summary Investment Summary 17 Disposition Summary 18 Development Pipeline 19 Real Estate Portfolio Summary Client Diversification 20 Top 10 Industries 21 Industry Diversification 22 Geographic Diversification 24 Property Type Composition 26 Same Store Rental Revenue 27 Leasing Data Occupancy 29 Leasing Activity 30 Lease Expirations 31 Earnings Guidance 32 Analyst Coverage 33 Glossary 34 This Supplemental Operating & Financial Data should be read in connection with the company's fourth quarter 2020 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on February 22, 2021) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data.

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index dedicated to providing stockholders with dependable monthly dividends that increase over time. For over 52 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term net-lease agreements, and supports our monthly dividend. We refer to our tenants as clients because we strive to build mutually beneficial relationships and we believe their success is our success.

Portfolio Overview

At December 31, 2020, we owned a diversified portfolio of 6,592 properties located in 49 U.S. states, Puerto Rico and the United Kingdom (U.K.), with approximately 110.8 million square feet of leasable space. Our properties are leased to approximately 600 different clients doing business in 51 separate industries. Approximately 84% of our total portfolio annualized contractual rent[1] was generated from retail properties, 11% from industrial properties, and the remaining 5% from other property types. Our physical occupancy as of December 31, 2020 was 97.9%, with a weighted average remaining lease term of approximately 9.0 years. Total portfolio annualized contractual rent on our leases as of December 31, 2020 was $1.670 billion[2].

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O".

		December 31, 2020
Closing price	$	62.17
Shares and units outstanding		361,766,564
Market value of common equity	$	22,491,027,000
Total market capitalization	$	31,343,063,000

Transfer Agent

Computershare

Phone: (877) 218-2434

Website: www.computershare.com

Senior Management

Sumit Roy, President & Chief Executive Officer
Michael R. Pfeiffer, EVP, Chief Administrative Officer
Neil M. Abraham, EVP, Chief Strategy Officer
Michelle Bushore, EVP, Chief Legal Officer, General Counsel and Secretary
Benjamin N. Fox, EVP, Asset Management & Real Estate Operations
Mark E. Hagan, EVP, Chief Investment Officer
Christie B. Kelly, EVP, Chief Financial Officer and Treasurer

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of February 2021

- Current annualized dividend of $2.814 per share
- Compound average annual dividend growth rate of approximately 4.4%
- 608 consecutive monthly dividends declared
- 93 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real

San Diego, California 92130

Phone: +1 (858) 284-5000

London Office

42 Brook St.

London, United Kingdom W1K 5DB

Phone: +44 (0)20 3931 6856

Website: www.realtyincome.com

(1) Total portfolio annualized contractual rent is a supplemental operating measure. Please see Glossary for our definition and an explanation of how we utilize this metric.

(2) Total portfolio annualized contractual rent includes 4.1% of rent from all of our clients and 2.0% from our theater clients that, as of December 31, 2020, did not meet our threshold for probability of collection.

Q4 2020 Supplemental Operating & Financial Data 3

Summary of COVID-19 Impact

REALTY INCOME
The Monthly Dividend Company®

The COVID-19 pandemic and the measures taken to limit its spread are negatively impacting the economy, including the industries in which some of our clients operate. These impacts are likely to continue and may increase in severity as the duration of the pandemic lengthens. As a result, we continue to work diligently with our clients affected by the pandemic to understand their business operations and financial liquidity in regard to their lease obligations to us. Additionally, we continue to evaluate other impacts of the COVID-19 pandemic on our own business as the situation continues to evolve.

Percentages of Contractual Rent Collected as of January 31, 2021

	Month Ended October 31, 2020	Month Ended November 30, 2020	Month Ended December 31, 2020	Quarter Ended December 31, 2020
Contractual rent collected[1] across total portfolio	93.5%	93.7%	93.6%	**93.6%**
Contractual rent collected[1] from our top 20 clients[2]	89.8%	90.2%	89.7%	**89.9%**
Contractual rent collected[1] from our investment grade clients[3]	100.0%	100.0%	100.0%	**100.0%**

(1) Collection rates are calculated as the aggregate contractual rent collected for the applicable period from the beginning of that applicable period through January 31, 2021, divided by the contractual rent charged for the applicable period. Rent collection percentages are calculated based on contractual rents (excluding percentage rents and contractually obligated reimbursements by our clients). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual rents from any clients in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing our total portfolio annualized contractual rent.
(2) We define our top 20 clients as our 20 largest clients based on percentage of total portfolio annualized contractual rent as of December 31, 2020 for all periods.
(3) Please see Glossary for the definition of our investment grade clients.

COVID-19 Related Provisions for Impairment

During 2020, we identified the impact of COVID-19 as an impairment triggering event for properties occupied by certain clients experiencing difficulties meeting their lease obligations to us. After considering the impacts of COVID-19 on the key assumptions, we determined that the carrying values of 13 properties classified as held for investment for the quarter ended December 31, 2020, and 38 properties classified as held for investment for the year ended December 31, 2020 were not recoverable. As a result, we recorded provisions for impairment of $15.2 million for the three months ended December 31, 2020, and $105.0 million for the year ended December 31, 2020, on these applicable properties impacted by the COVID-19 pandemic.

Q4 2020 Supplemental Operating & Financial Data 4

④ Summary of COVID-19 Impact (Cont'd)

REALTY INCOME
The Monthly Dividend Company®

Theater Industry Update

As of December 31, 2020, our clients in the theater industry represented 5.6% of our annualized contractual rent. Given the ongoing disruption to this industry due to the COVID-19 pandemic, we performed a property-level analysis on the collectability of rent for our theater properties. Our analysis involved the assignment of quartile rankings for each asset's pre-pandemic EBITDAR relative to each operator's overall footprint. Other criteria utilized included an analysis of the property's pre-pandemic annual EBITDA generation before corporate overhead, and real estate fundamentals.

As a result of this analysis at September 30, 2020, we determined that for 31 of our 78 theater properties it was no longer probable that we would collect substantially all of contractual rents due. We fully reserved for six additional theater properties for which we do not possess unit level financial information. Consequently, we reserved for 100% of the outstanding receivables for 37 theater properties at September 30, 2020. Beginning October 2020, contractual rent from these 37 properties is accounted for on a cash basis. Additionally, during November 2020, one of these properties was sold. We fully reserved for one additional theater property at December 31, 2020. At December 31, 2020, the receivables outstanding for our 77 theater properties totaled $48.6 million, net of $23.7 million of reserves, and includes $7.8 million of straight-line rent receivables, net of $1.8 million of reserves. The monthly contractual rent associated with the remaining 37 properties accounted for under the cash basis totaled approximately $2.8 million at December 31, 2020. The following table summarizes reserves recorded as a reduction of rental revenue for theater properties (dollars in millions):

		Three Months Ended September 30, 2020		Three Months Ended December 31, 2020		Year Ended December 31, 2020
Rental revenue reserves	$	15.6	$	8.1	$	23.7
Straight-line rent reserves		1.6		0.2		1.8
Total rental revenue reserves	$	17.2	$	8.3	$	25.5

Additionally, our COVID-19 related impairments recorded during the three months ended September 30, 2020 included provisions for impairment on 12 of the 37 theater properties for $79.0 million. Our COVID-19 related impairments during the three months ended December 31, 2020 included provisions for impairment on one additional theater property for $4.8 million. Impairment charges are not included in Nareit-defined FFO or in our calculation of AFFO. Please see Glossary for a Nareit definition of FFO and explanations of how we utilize FFO and AFFO.

Unpaid Contractual Base Rent Summary [(1)] (in millions)

		As of December 31, 2020	Percentage of Total
Unpaid rent and rent deferred included in AFFO	$	76.4	66.0 %
Reserves on contractual base rent [(2)]		39.0	33.7
Reduction of rental revenue from COVID-19 lease modifications and abatements [(2)]		0.4	0.3
Total unpaid rent	$	115.8	100 %

(1) Contractual rents exclude percentage rents and contractually obligated reimbursements by our clients.
(2) Reflects amounts for the year ended December 31, 2020.

Q4 2020 Supplemental Operating & Financial Data 5

Rent Collections by Industry

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Total Contractual Rent Due by Month [(1)]:			Percentage of Total Contractual Rent Collected by Month [(1)]:		
	December 2020	November 2020	October 2020	December 2020	November 2020	October 2020
U.S.						
Aerospace	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
Apparel stores	1.3	1.3	1.3	1.3	1.3	1.3
Automotive collision services	1.1	1.1	1.1	1.1	1.1	1.1
Automotive parts	1.6	1.6	1.6	1.6	1.6	1.6
Automotive service	2.7	2.5	2.5	2.7	2.5	2.5
Automotive tire services	2.0	2.0	2.0	2.0	2.0	2.0
Beverages	2.0	2.0	2.0	2.0	2.0	2.0
Child care	2.1	2.1	2.1	2.1	2.1	2.1
Consumer electronics	0.2	0.3	0.3	0.2	0.3	0.3
Consumer goods	0.5	0.6	0.6	0.5	0.6	0.6
Convenience stores	12.0	12.1	12.1	12.0	12.0	12.0
Crafts and novelties	0.9	0.9	0.9	0.9	0.9	0.9
Diversified industrial	0.8	0.8	0.6	0.8	0.8	0.6
Dollar stores	7.7	7.7	7.7	7.6	7.7	7.7
Drug stores	8.2	8.3	8.4	8.2	8.3	8.4
Education	0.2	0.2	0.2	0.2	0.2	0.2
Electric utilities	0.1	0.1	0.1	0.1	0.1	0.1
Entertainment	0.3	0.3	0.3	0.3	0.3	0.3
Equipment services	0.3	0.3	0.3	0.3	0.3	0.3
Financial services	1.9	1.9	1.9	1.9	1.9	1.9
Food processing	0.7	0.7	0.7	0.7	0.7	0.7
General merchandise	3.2	3.0	3.0	3.2	3.0	3.0
Government services	0.6	0.6	0.7	0.6	0.6	0.7
Grocery stores	4.9	4.9	5.0	4.9	4.9	4.9
Health and beauty	0.2	0.2	0.2	0.2	0.2	0.2
Health and fitness	6.8	6.9	7.0	5.6	6.0	6.1

(1) Collection rates are calculated as the aggregate contractual rent collected for the applicable period from the beginning of that applicable period through January 31, 2021, divided by the contractual rent charged for the applicable period. Rent collection percentages are calculated based on contractual rents (excluding percentage rents and contractually obligated reimbursements by our clients). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual rents from any clients in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing total our portfolio annualized contractual rent.

Q4 2020 Supplemental Operating & Financial Data

6

Rent Collections by Industry (Cont'd)

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Total Contractual Rent Due by Month [(1)]:			Percentage of Total Contractual Rent Collected by Month [(1)]:		
	December 2020	November 2020	October 2020	December 2020	November 2020	October 2020
U.S. (continued)						
Health care	1.5%	1.6%	1.6%	1.5%	1.5%	1.6%
Home furnishings	0.7	0.7	0.7	0.7	0.7	0.7
Home improvement	3.1	3.0	3.0	3.1	3.0	3.0
Machinery	0.1	0.1	0.1	0.1	0.1	0.1
Motor vehicle dealerships	1.6	1.6	1.6	1.6	1.6	1.6
Office supplies	0.2	0.2	0.2	0.1	0.1	0.1
Other manufacturing	0.4	0.6	0.6	0.4	0.6	0.6
Packaging	0.9	0.9	0.9	0.9	0.9	0.9
Paper	0.1	0.1	0.1	0.1	0.1	0.1
Pet supplies and services	0.7	0.7	0.7	0.7	0.7	0.7
Restaurants - casual dining	2.9	2.9	2.9	2.7	2.8	2.8
Restaurants - quick service	5.3	5.5	5.6	5.3	5.5	5.6
Shoe stores	0.2	0.2	0.2	0.2	0.2	0.2
Sporting goods	0.7	0.7	0.7	0.7	0.7	0.7
Telecommunications	0.5	0.5	0.5	0.5	0.5	0.5
Theaters	5.6	5.7	5.7	0.8	0.7	0.5
Transportation services	4.0	4.1	4.1	4.0	4.1	4.1
Wholesale clubs	2.5	2.5	2.5	2.5	2.5	2.5
Other	0.1	*	0.2	0.1	*	0.2
Total U.S.	94.0%	94.6%	95.1%	87.6%	88.3%	88.6%
U.K.						
Grocery stores	4.8	4.3	3.9	4.8	4.3	3.9
Health care	0.1	0.1	0.1	0.1	0.1	0.1
Home improvement	1.1	1.0	0.9	1.1	1.0	0.9
Theaters	*	*	*	—	—	—
Total U.K.	6.0%	5.4%	4.9%	6.0%	5.4%	4.9%
Totals	100.0%	100.0%	100.0%	93.6%	93.7%	93.5%

* Less than 0.1%

(1) Collection rates are calculated as the aggregate contractual rent collected for the applicable period from the beginning of that applicable period through January 31, 2021, divided by the contractual rent charged for the applicable period. Rent collection percentages are calculated based on contractual rents (excluding percentage rents and contractually obligated reimbursements by our clients). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual rents from any clients in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing total our portfolio annualized contractual rent.

Q4 2020 Supplemental Operating & Financial Data 7

Q4 2020 Supplemental Operating & Financial Data 8 (unaudited) (unaudited) Three Months Ended December 31, Year Ended December 31, 2020 2019 2020 2019 REVENUE Rental (including reimbursable) (1) $ 415,306 $ 394,217 $ 1,639,533 $ 1,484,818 Other 2,770 3,312 12,092 6,773 Total revenue 418,076 397,529 1,651,625 1,491,591 EXPENSES Depreciation and amortization 175,041 156,594 677,038 593,961 Interest 78,764 75,073 309,336 290,991 Property (including reimbursable) 27,135 25,253 104,603 88,585 General and administrative 16,674 16,330 73,215 66,483 Income taxes 4,500 1,736 14,693 6,158 Provisions for impairment 23,790 8,950 147,232 40,186 Total expenses 325,904 283,936 1,326,117 1,086,364 Gain on sales of real estate 22,667 14,168 76,232 29,996 Foreign currency and derivative gains, net 3,311 1,792 4,585 2,255 Loss on extinguishment of debt — — (9,819) — Net income 118,150 129,553 396,506 437,478 Net income attributable to noncontrolling interests (219) (256) (1,020) (996) Net income available to common stockholders $ 117,931 $ 129,297 $ 395,486 $ 436,482 Net income available to common stockholders per common share: Basic and diluted $ 0.33 $ 0.39 $ 1.15 $ 1.38 Diluted $ 0.33 $ 0.39 $ 1.14 $ 1.38 (1) Includes rental revenue (reimbursable) of $20,009 and $19,810 for the three months ended December 31, 2020 and December 31, 2019, respectively, and $79,362 and $69,085 for the year ended December 31, 2020 and December 31, 2019, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from clients for recoverable real estate taxes and operating expenses. In addition, we recorded reserves as a reduction of rental revenue of $18,097 (of which $3,347 was related to straight-line rent receivables) for the three months ended December 31, 2020, $131 (of which $6 was related to straight-line rent receivables) for the three months ended December 31, 2019, $52,455 (of which $8,434 was related to straight-line rent receivables) for the year ended December 31, 2020, and $2,855 (of which $1,457 was related to straight-line receivables) for the year ended December 31, 2019. Unless otherwise specified, references to reserves recorded as a reduction of rental revenue include amounts reserved for in the current period, as well as unrecognized contractual rental revenue and unrecognized straight-line rental revenue for leases accounted for on a cash basis. Consolidated Statements of Income (dollars in thousands, except per share amounts)

Q4 2020 Supplemental Operating & Financial Data 9 Funds From Operations(1) (dollars in thousands, except per share amounts) The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. Three Months Ended December 31, Year Ended December 31, 2020 2019 2020 2019 Net income available to common stockholders $ 117,931 $ 129,297 $ 395,486 $ 436,482 Depreciation and amortization 175,041 156,594 677,038 593,961 Depreciation of furniture, fixtures and equipment (153) (127) (588) (565) Provisions for impairment 23,790 8,950 147,232 40,186 Gain on sales of real estate (22,667) (14,168) (76,232) (29,996) FFO adjustments allocable to noncontrolling interests (242) (150) (817) (477) FFO available to common stockholders $ 293,700 $ 280,396 $ 1,142,119 $ 1,039,591 FFO allocable to dilutive noncontrolling interests 355 372 1,418 1,403 Diluted FFO $ 294,055 $ 280,768 $ 1,143,537 $ 1,040,994 FFO per common share: Basic and diluted $ 0.83 $ 0.85 $ 3.31 $ 3.29 Distributions paid to common stockholders $ 247,632 $ 222,476 $ 964,167 $ 852,134 FFO available to common stockholders in excess of distributions paid to common stockholders $ 46,068 $ 57,920 $ 177,952 $ 187,457 Weighted average number of common shares used for FFO: Basic 354,437,466 328,565,734 345,280,126 315,837,012 Diluted 355,050,977 329,364,027 345,878,377 316,601,350 (1) FFO is a non-GAAP financial measure. Please see Glossary for our definition and an explanation of how we utilize this metric.

Adjusted Funds From Operations[(1)] (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
Net income available to common stockholders [(2)]	$ 117,931	$ 129,297	$ 395,486	$ 436,482
Cumulative adjustments to calculate FFO [(3)]	175,769	151,099	746,633	603,109
FFO available to common stockholders	293,700	280,396	1,142,119	1,039,591
Executive severance charge	—	—	3,463	—
Loss on extinguishment of debt	—	—	9,819	—
Amortization of share-based compensation	3,083	3,184	14,727	13,662
Amortization of deferred financing costs	1,176	1,283	4,968	4,754
Amortization of net mortgage premiums	(238)	(354)	(1,258)	(1,415)
Loss on interest rate swaps	1,238	694	4,353	2,752
Straight-line payments from cross-currency swaps	613	1,762	2,573	4,316
Leasing costs and commissions	(846)	(222)	(1,859)	(2,102)
Recurring capital expenditures	(72)	(224)	(198)	(801)
Straight-line rent	(6,033)	(8,940)	(26,502)	(28,674)
Amortization of above and below-market leases, net	8,015	6,109	22,940	19,336
Other adjustments	(2,982)	(1,702)	(2,519)	(1,404)
AFFO available to common stockholders	$ 297,654	$ 281,986	$ 1,172,626	$ 1,050,015
AFFO allocable to dilutive noncontrolling interests	359	378	1,438	1,442
Diluted AFFO	$ 298,013	$ 282,364	$ 1,174,064	$ 1,051,457
AFFO per common share:				
Basic	$ 0.84	$ 0.86	$ 3.40	$ 3.32
Diluted	$ 0.84	$ 0.86	$ 3.39	$ 3.32
Distributions paid to common stockholders	$ 247,632	$ 222,476	$ 964,167	$ 852,134
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 50,022	$ 59,510	$ 208,459	$ 197,881
Weighted average number of common shares used for AFFO:				
Basic	354,437,466	328,565,734	345,280,126	315,837,012
Diluted	355,050,977	329,364,027	345,878,377	316,601,350

(1) AFFO is a non-GAAP financial measure. Please see Glossary for our definition and an explanation of how we utilize this metric.

(2) As of December 31, 2020, there was $24.5 million of uncollected rent deferred as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB) and $51.9 million of uncollected rent for which we have not granted a lease concession. Deferrals accounted for as modifications totaling $12,000 and $236,000 for the three months and year ended December 31, 2020, respectively, have not been added back to AFFO.

(3) See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q4 2020 Supplemental Operating & Financial Data 10

Q4 2020 Supplemental Operating & Financial Data 11 Consolidated Balance Sheets (dollars in thousands , except per share amounts) (unaudited) December 31, 2020 December 31, 2019 ASSETS Real estate held for investment, at cost: Land $ 6,318,926 $ 5,684,034 Buildings and improvements 14,696,712 13,833,882 Total real estate held for investment, at cost 21,015,638 19,517,916 Less accumulated depreciation and amortization (3,549,486) (3,117,919) Real estate held for investment, net 17,466,152 16,399,997 Real estate and lease intangibles held for sale, net 19,004 96,775 Cash and cash equivalents 824,476 54,011 Accounts receivable, net 285,701 181,969 Lease intangible assets, net 1,710,655 1,493,383 Other assets, net 434,297 328,661 Total assets $ 20,740,285 $ 18,554,796 LIABILITIES AND EQUITY Distributions payable $ 85,691 $ 76,728 Accounts payable and accrued expenses 241,336 177,039 Lease intangible liabilities, net 321,198 333,103 Other liabilities 256,863 262,221 Line of credit payable and commercial paper — 704,335 Term loans, net 249,358 499,044 Mortgages payable, net 300,360 410,119 Notes payable, net 8,267,749 6,288,049 Total liabilities 9,722,555 8,750,638 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 361,303,445 and 333,619,106 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively 14,700,050 12,873,849 Distributions in excess of net income (3,659,933) (3,082,291) Accumulated other comprehensive loss (54,634) (17,102) Total stockholders’ equity 10,985,483 9,774,456 Noncontrolling interests 32,247 29,702 Total equity 11,017,730 9,804,158 Total liabilities and equity $ 20,740,285 $ 18,554,796

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of December 31, 2020		Principal Balance as of December 31, 2020		% of Debt	Interest Rate as of December 31, 2020		Weighted Average Years Until Maturity
Credit Facility and Commercial Paper [1]								
Credit Facility	March 24, 2023	$	—		— %			
Commercial Paper			—		— %			
	Carrying value		—		— %			
Unsecured Term Loan								
Term Loan [2]	March 24, 2024		250,000		2.8 %	3.89 %		3.2 years
Deferred financing costs			(642)					
	Carrying value		249,358					
Senior Unsecured Notes and Bonds								
3.250% Notes due 2022 [3]	October 15, 2022		950,000		10.7 %	3.25 %		
4.650% Notes due 2023	August 1, 2023		750,000		8.5 %	4.65 %		
3.875% Notes due 2024	July 15, 2024		350,000		4.0 %	3.88 %		
3.875% Notes due 2025	April 15, 2025		500,000		5.6 %	3.88 %		
0.750% Notes due 2026	March 15, 2026		325,000		3.7 %	0.75 %		
4.125% Notes due 2026	October 15, 2026		650,000		7.3 %	4.13 %		
3.000% Notes due 2027	January 15, 2027		600,000		6.8 %	3.00 %		
3.650% Notes due 2028	January 15, 2028		550,000		6.2 %	3.65 %		
3.250% Notes due 2029	June 15, 2029		500,000		5.6 %	3.25 %		
1.625% Notes due 2030 [4]	December 15, 2030		546,800		6.2 %	1.63 %		
3.250% Notes due 2031	January 15, 2031		950,000		10.7 %	3.25 %		
1.800% Notes due 2033	March 15, 2033		400,000		4.6 %	1.80 %		
2.730% Notes due 2034 [4]	May 20, 2034		430,605		4.9 %	2.73 %		
5.875% Bonds due 2035	March 15, 2035		250,000		2.8 %	5.88 %		
4.650% Notes due 2047	March 15, 2047		550,000		6.2 %	4.65 %		
	Principal amount		8,302,405		93.8 %	3.39 %	(8)	8.2 years
Unamortized net premiums and deferred financing costs			(34,656)					
	Carrying value		8,267,749					
Mortgages Payable								
18 mortgages on 68 properties	May 2021 - June 2032		299,631	(5)	3.4 %	4.86 %	(8)	2.9 years
Unamortized net premiums and deferred financing costs			729					
	Carrying value		300,360					
	Total Debt [6]	$	**8,852,036**	(7)	**100.0 %**	**3.45 %**	(8)	**7.8 years**

(1) We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR, plus 0.775%, with an initial term that expires in March 2023, excluding a $1.0 billion accordion feature, which is subject to obtaining lender commitments. We also have an unsecured commercial paper program up to a maximum aggregate amount outstanding of $ 1.0 billion.

(2) Borrowings under the term loan have been swapped to fixed and bear interest at an effective rate of 3.89%.

(3) In January 2021, we completed the early redemption on all $950.0 million in principal amount of our outstanding 3.250% notes due October 2022, plus accrued and unpaid interest. As a result of the early redemption, we will recognize a loss on extinguishment of debt of approximately $46 million during the three months ended March 31, 2021.

(4) Represents the principal balance (in U.S. dollars) of the Sterling-denominated note offering and Sterling-denominated private placement of £400.0 million and £315.0 million, respectively, which approximates $546.8 million and $430.6 million, respectively, converted at the applicable exchange rate on December 31, 2020.

(5) The mortgages payable are at fixed interest rates as of December 31, 2020.

(6) All debt is either fixed or has been swapped to fixed as of December 31, 2020.

(7) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loan, notes and bonds, and mortgages payable.

(8) The totals are calculated as the weighted average interest rate as of December 31, 2020.

Q4 2020 Supplemental Operating & Financial Data 12

Debt Maturities as of December 31, 2020 (dollars in millions)

REALTY INCOME
The Monthly Dividend Company®

Debt Maturities

Year of Maturity		Credit Facility and Commercial Paper		Term Loan		Mortgages Payable		Senior Unsecured Notes and Bonds [1]		Total	Weighted Average Expiring Interest Rate
2021	$	—	$	—	$	44.2	$	—	$	44.2	5.55%
2022		—		—		111.8		950.0		1,061.8	3.43%
2023		—		—		20.6		750.0		770.6	4.64%
2024		—		250.0		112.2		350.0		712.2	3.97%
2025		—		—		0.7		500.0		500.7	3.88%
Thereafter		—		—		10.1		5,752.4		5,762.5	3.18%
Totals	$	—	$	250.0	$	299.6	$	8,302.4	$	8,852.0	

[1] In January 2021, we completed the early redemption on all $950.0 million in principal amount of our outstanding 3.250% notes due October 2022, plus accrued and unpaid interest. As a result of the early redemption, we will recognize a loss on extinguishment of debt of approximately $46 million during the three months ended March 31, 2021.

Mortgages Payable Maturities by Quarter

Year of Maturity		First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Total	Weighted Average Interest Rate
2021	$	0.9	$	18.1	$	24.4	$	0.8	$	44.2	5.55%
2022		0.9		10.5		62.2		38.2		111.8	4.97%
2023		0.9		6.5		12.4		0.8		20.6	4.44%
2024		0.8		0.8		0.9		109.7		112.2	4.47%
2025		0.3		0.1		0.1		0.2		0.7	5.83%
Thereafter		—		—		—		10.1		10.1	5.63%
Totals	$	3.8	$	36.0	$	100.0	$	159.8	$	299.6	

Q4 2020 Supplemental Operating & Financial Data 13

Q4 2020 Supplemental Operating & Financial Data 14 Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Cash on Hand $ 824,476 Availability under Credit Facility 3,000,000 $ 3,824,476 (3) Liquidity calculation excludes availability under the $1.0 billion commercial paper program. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under this program. Principal Debt Balance Credit Facility and Commercial Paper $ — Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds 8,302,405 Mortgages Payable 299,631 Total Debt $ 8,852,036 Equity (1) Shares/Units Stock Price Market Value Common Stock (NYSE: "O") 361,303,445 $ 62.17 $ 22,462,235 Common Units 463,119 $ 62.17 $ 28,792 Total Equity $ 22,491,027 Total Market Capitalization (2) $ 31,343,063 Debt/Total Market Capitalization (2) 28.2% (1) In January 2021, we issued 12,075,000 shares of common stock in an underwritten public offering, including 1,575,000 shares purchased by the underwriters upon the exercise of their option to purchase additional shares. (2) Our enterprise value was $30,518,587 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data 2020 2019 Year-over-Year Growth Rate Common Dividend Paid per Share $ 2.794 $ 2.711 3.1 % AFFO per Share (diluted) $ 3.39 $ 3.32 2.1 % AFFO Payout Ratio 82.4% 81.7 % Liquidity as of December 31, 2020 (3) Capitalization as of December 31, 2020 Capital Structure as of December 31, 2020

Q4 2020 Supplemental Operating & Financial Data 15 Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre(1) and Pro Forma Adjusted EBITDAre Three Months Ended December 31, 2020 Net income (2) $ 118,150 Interest 78,764 Income taxes 4,500 Depreciation and amortization 175,041 Provisions for impairment 23,790 Gain on sales of real estate (22,667) Foreign currency and derivative gains, net (3) (3,311) Quarterly Adjusted EBITDAre (3) $ 374,267 Annualized Adjusted EBITDAre $ 1,497,068 Annualized Pro Forma Adjustments (4) 25,910 Annualized Pro Forma Adjusted EBITDAre (5) $ 1,522,978 Net Debt $ 7,992,991 Net Debt/Adjusted EBITDAre (6) 5.3 Net Debt/Pro forma Adjusted EBITDAre (6) 5.2 (1) Adjusted EBITDAre and Annualized Adjusted EBITDAre are non-GAAP financial measures. Please see Glossary for our definition and an explanation of how we utilize these metrics. (2) Net income for the three months ended December 31, 2020 was negatively impacted by $18.1 million of rent reserves recorded as reductions of rental revenue, of which $3.3 million relates to straight-line rent. (3) Includes foreign currency gains and losses as a result of intercompany debt and certain remeasurement transactions. (4) The Annualized Pro Forma Adjustments consists of $27.4 million from properties we acquired or stabilized during the quarter and removes $1.5 million of operating income from properties we disposed of during the quarter, assuming all transactions occurred at the beginning of the quarter. (5) Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see Glossary for our definition and an explanation of how we utilize this metric. (6) Net Debt/Adjusted EBITDAre and Net Debt/Pro Forma Adjusted EBITDAre are supplemental operating measures. Please see Glossary for our definitions of these metrics. Debt Service & Fixed Charge Coverage

Q4 2020 Supplemental Operating & Financial Data 16 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 39.6 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.4 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 5.1 Maintenance of total unencumbered assets ≥ 150% of unsecured debt 256.7% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on January 1, 2020, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of January 1, 2020, nor does it purport to reflect our debt service coverage ratio for any future period. As of December 31, 2020

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties	Investment	Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q1 2020	Acquisitions - U.S.	54	$ 318,300	$ 20,645	1,423,690	6.5%	14.8
	Acquisitions - U.K.	4	165,573	8,400	389,680	5.1%	12.5
	Total acquisitions	58	$ 483,873	$ 29,045	1,813,370	6.0%	14.2
	Properties under development [2]	7	2,142	161	177,545	7.5%	10.6
	Total real estate investments	65	$ 486,015	$ 29,206	1,990,915	6.0%	14.1
	Approximately 36% of the annualized revenue generated by these investments is from our investment grade clients[3]						
Q2 2020	Acquisitions - U.S.	26	$ 94,284	$ 6,025	427,656	6.4%	12.9
	Acquisitions - U.K.	2	58,178	3,569	98,630	6.1%	9.9
	Total acquisitions	28	$ 152,462	$ 9,594	526,286	6.3%	11.8
	Properties under development [2]	4	1,727	178	45,560	10.3%	10.4
	Total real estate investments	32	$ 154,189	$ 9,772	571,846	6.3%	11.8
	Approximately 41% of the annualized revenue generated by these investments is from our investment grade clients[3]						
Q3 2020	Acquisitions - U.S.	74	$ 409,246	$ 23,967	1,151,115	5.9%	15.2
	Acquisitions - U.K.	7	229,971	17,244	724,521	7.5%	8.9
	Total acquisitions	81	$ 639,217	$ 41,211	1,875,636	6.4%	12.6
	Properties under development [2]	8	19,432	1,141	680,445	5.9%	18.0
	Total real estate investments	89	$ 658,649	$ 42,352	2,556,081	6.4%	12.7
	Approximately 73% of the annualized revenue generated by these investments is from our investment grade clients[3]						
Q4 2020	Acquisitions - U.S.	48	$ 480,390	$ 24,195	2,473,548	5.2%	15.1
	Acquisitions - U.K.	11	467,212	26,530	907,425	5.7%	11.7
	Total acquisitions	59	$ 947,602	$ 50,725	3,380,973	5.4%	13.3
	Properties under development [2]	11	60,826	3,240	1,421,207	5.3%	14.9
	Total real estate investments	70	$ 1,008,428	$ 53,965	4,802,180	5.4%	13.4
	Approximately 68% of the annualized revenue generated by these investments is from our investment grade clients[3]						
2020	Acquisitions - U.S.	202	$ 1,302,220	$ 74,832	5,476,009	5.8%	14.9
	Acquisitions - U.K.	24	920,934	55,743	2,120,256	6.1%	10.8
	Total acquisitions	226	$ 2,223,154	$ 130,575	7,596,265	5.9%	13.2
	Properties under development [2]	18	84,127	4,720	1,601,095	5.6%	15.3
	Total real estate investments	244	$ 2,307,281	$ 135,295	9,197,360	5.9%	13.2
	Approximately 61% of the annualized revenue generated by these investments is from our investment grade clients[3]						

(1) Initial average cash lease yield is a supplemental operating measure. Please see Glossary for our definition of this metric. Contractual net operating income for the fourth quarter of 2020 includes approximately $700,000 received as a settlement credit for a property acquired in the U.S. as reimbursement of a free rent period.

(2) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

(3) Please see Glossary for the definition of our investment grade clients.

Q4 2020 Supplemental Operating & Financial Data 17

Disposition Summary

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
Q1 2020	Occupied	4	$	88,273	$	79,739	$	116,082	6.2%
	Vacant	13		14,730		7,373		10,151	—
	Total real estate dispositions	17	$	103,003	$	87,112	$	126,233	

The unlevered internal rate of return on properties sold during the first quarter was 11.1%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
Q2 2020	Occupied	—	$	—	$	—	$	—	—
	Vacant	12		14,726		6,073		7,410	—
	Total real estate dispositions	12	$	14,726	$	6,073	$	7,410	

The unlevered internal rate of return on properties sold during the second quarter was 6.1%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
Q3 2020	Occupied	10	$	24,530	$	20,317	$	29,169	8.3%
	Vacant	26		36,866		16,986		20,788	—
	Total real estate dispositions	36	$	61,396	$	37,303	$	49,957	

The unlevered internal rate of return on properties sold during the third quarter was 19.7%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
Q4 2020	Occupied	26	$	53,855	$	34,529	$	52,183	10.9%
	Vacant	34		55,828		20,163		25,351	—
	Total real estate dispositions	60	$	109,683	$	54,692	$	77,534	

The unlevered internal rate of return on properties sold during the fourth quarter was 8.7%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
2020	Occupied	40	$	166,658	$	134,585	$	197,434	7.8%
	Vacant	85		122,150		50,595		63,700	—
	Total real estate dispositions	125	$	288,808	$	185,180	$	261,134	

The unlevered internal rate of return on properties sold during 2020 was 11.6%

[1] Data in table excludes properties sold as a result of eminent domain activities. During the third quarter of 2020 we were awarded net proceeds of $1,330,000 related to one eminent domain transaction.

[2] Net cash capitalization rate is a supplemental operating measure. Please see Glossary for our definition of this metric.

Q4 2020 Supplemental Operating & Financial Data 18

Q4 2020 Supplemental Operating & Financial Data 19 Development Pipeline (dollars in thousands) Retail Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (2) New development (1) 3 $ 8,287 $ 4,117 $ 12,404 67% 100 % Development of existing properties 6 9,574 4,018 13,592 70% 85% 9 $ 17,861 $ 8,135 $ 25,996 69 % Non-Retail Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (2) New development (1) 2 $ 46,228 $ 91,898 $ 138,126 33% 100 % Development of existing properties — — — — — % — % 2 $ 46,228 $ 91,898 $ 138,126 33 % Total Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (2) New development (1) 5 $ 54,515 $ 96,015 $ 150,530 36% 100 % Development of existing properties 6 9,574 4,018 13,592 70% 85% 11 $ 64,089 $ 100,033 $ 164,122 39% (1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between January 2021 and October 2021. As of December 31, 2020

Client Diversification

REALTY INCOME
The Monthly Dividend Company®

Our Top 20 Clients

Our 20 largest clients based on percentage of total portfolio annualized contractual rent, which does not give effect to deferred rent, at December 31, 2020 include the following:

Ranking	Client	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rent	Investment Grade Ratings (S&P/Moody's/Fitch)
1	Walgreens	248	5.7%	BBB/Baa2/BBB-
2	7-Eleven	432	4.8%	AA-/Baa1/-
3	Dollar General	787	4.3%	BBB/Baa2/-
4	FedEx	41	3.7%	BBB/Baa2/-
5	Dollar Tree / Family Dollar	550	3.3%	BBB-/Baa2/-
6	LA Fitness	56	3.1%	—
7	Sainsbury's	18	3.0%	—
8	Walmart / Sam's Club	58	2.9%	AA/Aa2/AA
9	Regal Cinemas (Cineworld)	41	2.7%	—
10	AMC Theaters	32	2.7%	—
11	Lifetime Fitness	16	2.4%	—
12	Circle K (Couche-Tard)	277	1.8%	BBB/Baa2/-
13	BJ's Wholesale Clubs	15	1.7%	—
14	Treasury Wine Estates	17	1.6%	—
15	CVS Pharmacy	88	1.5%	BBB/Baa2/-
16	Speedway (Marathon)	161	1.5%	BBB/Baa2/BBB
17	Kroger	22	1.5%	BBB/Baa1/-
18	Tesco	10	1.4%	BBB-/Baa3/BBB-
19	Home Depot	22	1.3%	A/A2/A
20	GPM Investments / Fas Mart	202	1.3%	—
	Total	3,093	52.2%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties 2.7x [(1)]

Median EBITDAR/Rent Ratio on Retail Properties 2.5x [(1)]

(1) Based on an analysis of the most recently provided information from all retail clients that provide such information. Outside of two convenience store and three auto service clients, the information is prior to the impact of the COVID-19 pandemic (March 2020). We do not independently verify the information we receive from our retail clients.

Our Investment Grade Clients[(2)]:

Number of Leases	3,614
Percentage of Total Portfolio Annualized Contractual Rent	50.5%



39.2%
45.3%
4.2%
11.3%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(2) Please see Glossary for the definition of our investment grade clients.

Q4 2020 Supplemental Operating & Financial Data 20

Q4 2020 Supplemental Operating & Financial Data 21 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2020 2019 2018 2017 2016 Convenience stores 11.9% 12.3% 12.6% 9.3% 10.0% Grocery stores 9.8 7.9 5.0 5.3 3.5 Drug stores 8.2 8.8 9.4 10.2 10.8 Dollar stores 7.6 7.9 7.3 7.5 8.0 Health and fitness 6.7 7.0 7.1 7.7 7.6 Theaters 5.6 6.1 5.3 5.7 4.6 Restaurants - quick service 5.3 5.8 6.3 5.2 4.8 Home improvement 4.3 2.9 2.8 2.9 2.5 Transportation services 3.9 4.3 5.0 5.4 5.7 General merchandise 3.4 2.5 2.1 2.3 1.9 (1) The presentation of Top 10 Industries combines total portfolio annualized contractual rent contribution from U.S. and U.K. properties.

Industry Diversification

REALTY INCOME
The Monthly Dividend Company®

Percentage of Total Portfolio Annualized Contractual Rent					
	As of				
	Dec 31, 2020	Dec 31, 2019	Dec 31, 2018	Dec 31, 2017	Dec 31, 2016
U.S.					
Aerospace	0.6%	0.8%	0.9%	1.0%	1.1%
Apparel stores	1.3	1.1	1.2	1.4	1.7
Automotive collision services	1.1	1.0	0.9	1.0	1.0
Automotive parts	1.6	1.6	1.7	1.5	1.3
Automotive service	2.7	2.6	2.3	2.5	2.0
Automotive tire services	2.0	2.1	2.3	2.5	2.6
Beverages	2.1	2.0	2.4	2.6	2.8
Child care	2.1	2.1	2.2	1.7	1.7
Consumer electronics	0.3	0.3	0.3	0.3	0.3
Consumer goods	0.6	0.6	0.7	0.7	0.9
Convenience stores	11.9	12.3	12.6	9.3	10.0
Crafts and novelties	0.9	0.6	0.6	0.6	0.5
Diversified industrial	0.8	0.7	0.8	0.8	0.9
Dollar stores	7.6	7.9	7.3	7.5	8.0
Drug stores	8.2	8.8	9.4	10.2	10.8
Education	0.2	0.2	0.3	0.3	0.3
Electric utilities	0.1	0.1	0.1	0.1	0.1
Entertainment	0.3	0.3	0.3	0.4	0.4
Equipment services	0.3	0.4	0.4	0.4	0.5
Financial services	1.8	2.0	2.4	2.3	2.6
Food processing	0.7	0.7	0.5	0.6	1.0
General merchandise	3.4	2.5	2.1	2.3	1.9
Government services	0.6	0.7	0.9	0.9	1.0
Grocery stores	4.9	5.2	5.0	5.3	3.5
Health and beauty	0.2	0.2	0.2	*	*

* Less than 0.1%

Q4 2020 Supplemental Operating & Financial Data 22

Q4 2020 Supplemental Operating & Financial Data 23 Industry Diversification (Cont'd) Percentage of Total Portfolio Annualized Contractual Rent As of Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2020 2019 2018 2017 2016 Health and fitness 6.7% 7.0% 7.1% 7.7% 7.6% Health care 1.5 1.6 1.6 1.4 1.5 Home furnishings 0.7 0.8 0.8 0.9 0.9 Home improvement 3.1 2.9 2.8 2.9 2.5 Machinery 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 1.6 1.6 1.8 2.0 2.0 Office supplies 0.1 0.2 0.2 0.2 0.3 Other manufacturing 0.4 0.6 0.7 0.8 0.8 Packaging 0.9 0.8 1.0 1.1 0.9 Paper 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.7 0.7 0.5 0.6 0.6 Restaurants - casual dining 2.8 3.2 3.3 3.6 3.7 Restaurants - quick service 5.3 5.8 6.3 5.2 4.8 Shoe stores 0.2 0.2 0.5 0.6 0.6 Sporting goods 0.7 0.8 0.9 1.0 1.5 Telecommunications 0.5 0.5 0.6 0.6 0.7 Theaters 5.6 6.1 5.3 5.7 4.6 Transportation services 3.9 4.3 5.0 5.4 5.7 Wholesale clubs 2.4 2.5 2.9 3.1 3.4 Other 0.2 0.7 0.7 0.8 0.8 Total U.S. 93.8% 97.3% 100% 100% 100% U.K. Grocery stores 4.9 2.7 — — — Health care 0.1 — — — — Home improvement 1.2 — — — — Theaters * * — — — Total U.K. 6.2% 2.7% —% —% —% Totals 100% 100% 100% 100% 100% * Less than 0.1%

Geographic Diversification (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Total Portfolio Annualized Contractual Rent as of December 31, 2020	Percentage of Total Portfolio Annualized Contractual Rent
Alabama	225	95 %	2,127,700	$ 30,754	1.8 %
Alaska	3	100	274,600	2,148	0.1
Arizona	152	99	2,082,200	31,380	1.9
Arkansas	100	97	1,178,800	14,419	0.9
California	238	98	7,398,100	147,067	8.8
Colorado	98	94	1,575,200	23,500	1.4
Connecticut	18	89	1,274,100	12,907	0.8
Delaware	19	100	101,400	3,132	0.2
Florida	430	98	4,981,400	87,988	5.3
Georgia	296	99	4,546,100	59,553	3.6
Idaho	14	93	103,200	1,748	0.1
Illinois	299	95	7,703,900	96,369	5.8
Indiana	200	100	2,556,000	40,333	2.4
Iowa	46	91	2,527,800	18,182	1.1
Kansas	118	98	2,206,600	24,807	1.5
Kentucky	94	99	1,826,100	22,184	1.3
Louisiana	136	97	1,953,200	25,595	1.5
Maine	27	100	277,800	5,721	0.3
Maryland	38	100	1,494,000	25,743	1.5
Massachusetts	58	95	881,400	17,082	1.0
Michigan	243	100	2,752,200	42,837	2.6
Minnesota	176	99	2,357,400	44,713	2.7
Mississippi	188	95	2,029,800	22,826	1.4
Missouri	186	94	2,962,100	39,114	2.3

Q4 2020 Supplemental Operating & Financial Data

24

Geographic Diversification (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Total Portfolio Annualized Contractual Rent as of December 31, 2020	Percentage of Total Portfolio Annualized Contractual Rent
Montana	12	100 %	89,100 $	2,238	0.1 %
Nebraska	61	98	862,300	8,846	0.5
Nevada	26	96	1,239,300	9,204	0.6
New Hampshire	14	100	321,500	6,058	0.4
New Jersey	80	99	1,271,000	29,992	1.8
New Mexico	58	100	495,500	8,577	0.5
New York	139	98	3,164,400	69,359	4.2
North Carolina	207	99	3,493,800	51,160	3.1
North Dakota	8	75	126,900	1,321	0.1
Ohio	341	98	6,765,000	69,258	4.0
Oklahoma	190	99	2,368,500	32,147	1.9
Oregon	31	100	665,100	11,965	0.7
Pennsylvania	211	99	2,217,000	44,495	2.7
Rhode Island	3	100	158,000	2,582	0.2
South Carolina	179	98	1,816,700	35,507	2.1
South Dakota	21	81	254,700	2,584	0.2
Tennessee	261	98	3,854,700	49,839	3.0
Texas	831	99	11,691,500	176,716	10.5
Utah	23	100	949,700	9,980	0.6
Vermont	1	100	65,500	1,212	0.1
Virginia	219	99	3,418,300	45,136	2.7
Washington	51	98	956,700	15,915	1.0
West Virginia	37	97	537,500	7,120	0.4
Wisconsin	131	98	3,044,400	32,972	2.0
Wyoming	9	100	63,900	1,520	0.1
Puerto Rico	4	100	28,300	859	*
U.K.	42	100	3,703,900	103,720	6.2
Totals/average	6,592	98 %	110,794,300 $	1,670,384	100 %

* Less than 0.1%

Q4 2020 Supplemental Operating & Financial Data

25

Q4 2020 Supplemental Operating & Financial Data 26 Property Type Composition (dollars in thousands) Property Type Number of Properties Approximate Leasable Square Feet (1) Total Portfolio Annualized Contractual Rent as of December 31, 2020 Percentage of Total Portfolio Annualized Contractual Rent as of December 31, 2020 Percentage of Annualized Contractual Rent from Our Investment Grade Clients (2) Retail 6,419 79,227,800 $ 1,409,959 84.4% 46.4 % Industrial 115 28,206,300 182,004 10.9 80.1 Office 43 3,175,700 51,308 3.1 86.2 Agriculture 15 184,500 27,113 1.6 — Totals 6,592 110,794,300 $ 1,670,384 100% 50.5% (1) Includes leasable building square footage. Excludes 3,300 acres of leased land categorized as agriculture at December 31, 2020. (2) Refer to the Glossary for the definition of our investment grade clients.

Same Store Rental Revenue[1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q4 2020

Same Store Rental Revenue

Number of properties	5,403
Square footage	84,641,826
Q4 2020	$ 307,417
Q4 2019	$ 317,572
Decrease (in dollars)	$ (10,155)
Decrease (percent)	(3.2)%

Top 3 Industries Contributing to the Change [2]

Industry	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Net Change	% Change by Industry
Theaters - U.S.	$ 9,768	$ 15,671	$ (5,903)	(37.7)%
Health and fitness	19,111	22,043	(2,932)	(13.3)%
Transportation services	14,100	15,553	(1,453)	(9.3)%

2020

Same Store Rental Revenue

Number of properties	5,403
Square footage	84,641,826
2020	$ 1,237,357
2019	$ 1,259,303
Decrease (in dollars)	$ (21,946)
Decrease (percent)	(1.7)%

Top 3 Industries Contributing to the Change [2]

Industry	Year Ended December 31, 2020	Year Ended December 31, 2019	Net Change	% Change by Industry
Theaters - U.S.	$ 44,375	$ 62,437	$ (18,062)	(28.9)%
Health and fitness	82,862	87,703	(4,841)	(5.5)%
Restaurants - quick service	74,305	76,399	(2,094)	(2.7)%

Our calculation of same store rental revenue includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the FASB. Same store rental revenue was negatively impacted by reserves recorded as reductions of rental revenue of $13.4 million for the quarter ended December 31, 2020 compared to $126,000 for the quarter ended December 31, 2019, and $39.9 million for the year ended December 31, 2020 compared to $1.4 million for the year ended December 31, 2019. Our calculation of same store rental revenue also includes uncollected rent for which we have not granted a lease concession. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the decreases for the quarter and year ended December 31, 2020 relative to the comparable periods for 2019 would have been (3.6)% and (5.1)%, respectively.

Rental Revenue for All Properties Owned [3]

Number of properties	5,583
2020	$ 1,275,009
2019	$ 1,302,815
Decrease (in dollars)	$ (27,806)
Decrease (percent)	(2.1)%

[1] Please see Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue.

[2] Top 3 industry contributors are based on absolute value of net change year over year.

[3] Includes revenue generated from all properties owned continuously from January 1, 2019 through December 31, 2020.

Q4 2020 Supplemental Operating & Financial Data

27

Same Store Rental Revenue[1] (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue by Property Type

Q4 2020

Property Type		Three Months Ended December 31, 2020		Three Months Ended December 31, 2019		Net Change	% Change by Property Type
Retail	$	254,597	$	263,613	$	(9,016)	(3.4)%
Industrial		34,529		35,864		(1,335)	(3.7)%
Office		12,617		12,491		126	1.0 %
Agriculture		5,674		5,604		70	1.2 %
Total	$	307,417	$	317,572	$	(10,155)	(3.2)%

2020

Property Type		Year Ended December 31, 2020		Year Ended December 31, 2019		Net Change	% Change by Property Type
Retail	$	1,021,926	$	1,044,394	$	(22,468)	(2.2)%
Industrial		142,477		143,066		(589)	(0.4)%
Office		50,381		49,548		833	1.7 %
Agriculture		22,573		22,295		278	1.2 %
Total	$	1,237,357	$	1,259,303	$	(21,946)	(1.7)%

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

		Three Months Ended				Year Ended		
		December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
Same store rental revenue	$	307,417	$	317,572	$	1,237,357	$	1,259,303
Straight-line rent		6,212		8,784		26,914		27,995
Amortization of above and below-market leases		(10,287)		(7,434)		(30,356)		(22,505)
Contractually obligated reimbursements by our clients		20,009		19,810		79,362		69,085
Revenue from excluded properties [2]		91,955		55,485		326,256		150,940
Rental revenue (including reimbursable)	$	415,306	$	394,217	$	1,639,533	$	1,484,818

[1] Please see Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue.

[2] See Glossary for definition of Same Store Pool.

Q4 2020 Supplemental Operating & Financial Data 28

Q4 2020 Supplemental Operating & Financial Data 29 By Property Occupied properties 6,452 Total properties 6,592 Occupancy 97.9 % By Square Footage Occupied square footage 108,598,250 Total square footage 110,794,283 Occupancy 98.0 % By Rental Revenue (Economic Occupancy) Quarterly cash rental revenue $ 406,608,270 Quarterly cash vacant rental revenue (1) $ 7,069,647 Occupancy 98.3% (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Change in Occupancy Vacant properties at 9/30/2020   92 Lease expirations (1) + 159 Leasing activity (2) - 77 Vacant dispositions (3) - 34 Vacant properties at 12/31/2020   140 (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. (2) Includes 72 expirations that were re-leased to the same clients without vacancy and five that were re-leased to new clients after a period of vacancy. See page 30 for additional detail on re-leasing activity. (3) Includes 24 properties that were vacant at the beginning of the quarter. Occupancy Occupancy by Number of Properties

Q4 2020 Supplemental Operating & Financial Data 30 Allocation Based on Number of Leases Leasing Activity (dollars in thousands) Q4 2020 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 19,442 $ — $ 1,509 $ 20,951 New cash rents* $ 19,946 $ — $ 1,062 $ 21,008 Recapture rate 102.6% — % 70.4% 100.3 % Number of leases 72 — 5 77 Average months vacant — — 22.7 1.5 Lease incentives(1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 1.3% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client’s use and benefit, and are not capitalized as improvements to the property. 2020 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 59,806 $ 3,499 $ 2,954 $ 66,259 New cash rents* $ 61,211 $ 2,681 $ 2,352 $ 66,244 Recapture rate 102.3% 76.6% 79.6% 100.0 % Number of leases 296 5 13 314 Average months vacant — — 16.0 0.7 Lease incentives(1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 4.0%

Q4 2020 Supplemental Operating & Financial Data 31 (1) This table sets forth the timing of remaining lease terms expirations in our portfolio and their contributions to annualized contractual rent as of December 31, 2020. Leases on our multi-client properties are counted separately in the table above. This table excludes 163 vacant units.  Our leases have a weighted average remaining lease term of approximately 9.0 years Lease Expirations (dollars in thousands) Total Portfolio (1) Total Portfolio Percentage of Approx. Annualized Contractual Total Portfolio Expiring Leases Leasable Rent as of Annualized Year Retail Non-Retail Sq. Feet December 31, 2020 Contractual Rent 2021 178 10 1,491,300 $ 28,832 1.7% 2022 372 21 8,339,600 78,637 4.7 2023 545 24 9,751,500 121,418 7.3 2024 418 17 7,768,600 98,186 5.9 2025 507 21 7,913,500 122,585 7.3 2026 374 10 6,731,800 89,150 5.3 2027 432 4 6,507,400 88,054 5.3 2028 590 14 11,789,800 136,826 8.2 2029 541 6 9,277,800 131,580 7.9 2030 227 12 6,856,200 78,966 4.7 2031 253 15 6,799,500 114,831 6.9 2032 304 12 4,898,100 101,673 6.1 2033 288 4 3,894,200 71,124 4.3 2034 304 3 5,239,200 125,685 7.5 2035 258 — 2,181,600 62,335 3.7 2036 - 2046 765 7 9,158,200 220,502 13.2 Totals 6,356 180 108,598,300 $ 1,670,384 100.0%

Q4 2020 Supplemental Operating & Financial Data 32 Earnings Guidance We estimate FFO per share for 2021 of $3.26 to $3.34, inclusive of a $0.12 per share loss due to the early redemption of the 3.250% Notes due 2022. We estimate AFFO per share for 2021 of $3.44 to $3.49, an increase of 1.5% to 2.9% over 2020 AFFO per share of $3.39. Summarized below are approximate estimates of the key components of the company’s 2021 earnings guidance: 2021 Guidance Net income per share $1.15 to $1.23 Real estate depreciation and impairments per share $2.16 Gains on sales of properties per share $(0.05) FFO per share $3.26 to $3.34 AFFO per share $3.44 to $3.49 Same store rent growth (1) 0.5% to 1.0% Occupancy ~ 98% Cash G&A expenses (% of revenues) (2)(3) ~ 4.5% Property expenses (non-reimbursable) (% of revenues) (2) 1.5% - 2.0% Income tax expenses ~ $20 million Acquisition volume Over $3.25 billion (1) Includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic. (2) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A excludes stock-based compensation expense. (3) G&A inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 5% in 2021. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, domestic and foreign real estate conditions, client financial health, the availability of capital to finance planned growth, volatility and uncertainty in the credit markets and broader financial markets, changes in foreign currency exchange rates, property acquisitions and the timing of these acquisitions, charges for property impairments, the effects of the COVID-19 pandemic and the measures taken to limit its impact, the effects of pandemics or global outbreaks of contagious diseases or fear of such outbreaks, our clients' ability to adequately manager their properties and fulfill their respective lease obligations to us, and the outcome of any legal proceedings to which the company is a party, as described in the company's filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company's current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
Berenberg	Nate Crossett	nate.crossett@berenberg-us.com	(646) 949-9030
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
Scotiabank	Nicholas Yulico	nicholas.yulico@scotiabank.com	(212) 225-6904
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Brent Dilts	brent.dilts@ubs.com	(212) 713-1841
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q4 2020 Supplemental Operating & Financial Data 33

Q4 2020 Supplemental Operating & Financial Data 34 Glossary T Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non- cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) provisions for impairment, (v) gain on sales of real estate, and (vi) foreign currency and derivative gains and losses, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre including adjustments to incorporate operating income from properties we acquired or stabilized during the applicable quarter and to remove operating income from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. The pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See page 16 for further information regarding our debt covenants. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the National Association of Real Estate Investment Trusts’ (Nareit’s) definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on pages 9 and 10) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility.

Q4 2020 Supplemental Operating & Financial Data 35 Glossary (Cont'd) Initial Average Cash Lease Yield (acquisitions) is computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income). Contractual net operating income for the fourth quarter of 2020 includes approximately $700,000 received as a settlement credit for a property as reimbursement of a free rent period. Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income). Net Debt/Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized quarterly Adjusted EBITDAre. Net Debt/Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized Pro Forma Adjusted EBITDAre. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. Total Portfolio Annualized Contractual Rent is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented.